                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                    [ ]  Confidential, For Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                            PEOPLE'S BANCSHARES, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:
     (2)   Aggregate number of securities to which transaction applies:
     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)   Proposed maximum aggregate value of transaction:
     (5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount previously paid:
     (2)   Form, Schedule or Registration Statement No.:
     (3)   Filing Party:
     (4)   Date Filed:

                            PEOPLE'S BANCSHARES, INC.
                               545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
                            TELEPHONE (508) 991-2601

Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of People's Bancshares, Inc. (the "Company") to be held at Stoneforge Tavern & Publick House, 90 Paramount Drive, Raynham, Massachusetts, at 9:00 a.m., local time, on Tuesday, June 12, 2001.

         The Annual Meeting has been called for the following purposes:

         1.    To elect three (3) directors, each for a three-year term.

         2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 16, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT AT THE ANNUAL MEETING YOU VOTE "FOR" THE NOMINEES PROPOSED BY MANAGEMENT.


                                        Very truly yours,

                                        /s/ Richard S. Straczynski
                                        -------------------------------------
                                        Richard S. Straczynski
                                        President and Chief Executive Officer

April 30, 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                            PEOPLE'S BANCSHARES, INC.
                               545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
                            TELEPHONE (508) 991-2601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 12, 2001

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of People's Bancshares, Inc. (the "Company") will be held at Stoneforge Tavern & Public House, 90 Paramount Drive, Raynham, Massachusetts, at 9:00 a.m., local time, on Tuesday, June 12, 2001, for the following purposes:

         1.   To elect three (3), each for a three-year term.

         2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

         Pursuant to the Company's By-laws, the Board of Directors has fixed the close of business on Monday, April 16, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

         The matter of electing directors is described in detail in the accompanying Proxy Statement.


                                       By Order of the Board of Directors,

                                       /s/ Terrence A. Gomes
                                       -----------------------------------
                                       Terrence A. Gomes
                                       Clerk


April 30, 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                            PEOPLE'S BANCSHARES, INC.
                               545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
                            TELEPHONE (508) 991-2601

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 12, 2001

                 VOTING, REVOCATION, AND SOLICITATION OF PROXIES


ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of People's Bancshares, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at Stoneforge Tavern & Public House, 90 Paramount Drive, Raynham, Massachusetts, at 9:00 a.m., local time, on Tuesday, June 12, 2001, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in this Proxy Statement.

         At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

         1.    To elect three (3) directors, each for a three-year term.

         2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


RECORD DATE

         This Proxy Statement is first being mailed to stockholders of the Company on or about May 7, 2001, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors (the "Board") has fixed the close of business on April 16, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of the Company's Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 3,238,250 shares of Common Stock issued and outstanding and each such share is entitled to one vote at the Annual Meeting.


PROXIES

         Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying white proxy card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted for the election of B. Benjamin Cavallo, Terrence
A. Gomes and Stanley D. Siskind, the Board of Directors' three nominees for directors. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

         Any properly completed proxy may be revoked at any time before it is voted by filing a written notice of such revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Company, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

         This solicitation of proxies for use at the Annual Meeting is being made by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation services to be provided by Corporate Investor Communications ("CIC") as described below, proxies may be solicited, in person or by telephone, by officers and regular employees of the Company, who will receive no compensation for their services other than their normal salaries. Brokerage houses, nominees, fiduciaries, and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses.

         The Company has retained CIC at a fee estimated not to exceed $7,500, plus reimbursement of reasonable out-of-pocket expenses, to assist in the solicitation of proxies. The Company has also agreed to indemnify CIC against certain liabilities and expenses, including liabilities under the Federal securities laws. It is anticipated that approximately 25 employees of CIC may solicit proxies.


STOCKHOLDER VOTE REQUIRED

         The presence, in person or by proxy, of at least a majority in interest of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

         Provided a quorum is present, the vote of a plurality of the votes cast at the Annual Meeting is necessary to elect a nominee for director (Proposal
One). Abstentions and broker non-votes will not be counted as voting at the Annual Meeting with respect to Proposal One and, therefore, will not have an effect on the outcome of Proposal One.


ANNUAL REPORT

         The Company's Annual Report to Shareholders, including consolidated financial statements of the Company for the fiscal year ended December 31, 2000, is being mailed to stockholders of the Company together with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting material.

ADDITIONAL COPIES OF THE ANNUAL REPORT AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") (WITHOUT EXHIBITS) ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, FROM THE COMPANY. SUCH REQUESTS SHOULD BE DIRECTED TO PEOPLE'S BANCSHARES, INC., 545 PLEASANT STREET, NEW BEDFORD, MASSACHUSETTS 02740, ATTENTION: SHAREHOLDER RELATIONS DEPARTMENT.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of February 1, 2001 certain information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and executive officer of the Company and each nominee for director, (iii) one former executive officer of the Company who served as an executive officer of the Company during a portion of 2000 and (iv) all directors and executive officers as a group (14 persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.


                                             AMOUNT AND NATURE OF BENEFICIAL
   NAME OF BENEFICIAL OWNER                             OWNERSHIP(1)                    PERCENT OF COMMON STOCK(2)
   ------------------------                  -------------------------------            -------------------------
Dimensional Fund Advisors Inc.                          165,869(3)                              5.12%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Vincent A. Smyth                                        309,515(4)                              9.56%
  143 Main Street
  Huntington, N.Y. 11743
Tontine Partners, L.P.                                  181,298(5)                              5.60%
  200 Park Avenue, Suite 3900
  New York, NY 10166
Colin C. Blair(6)                                        22,897(7)                                *
Frederick W. Adami III                                   19,016(8)                                *
Donna L. Boulanger                                       21,300(9)                                *
B. Benjamin Cavallo                                     169,478(10)                              5.22%
John R. Eaton                                            18,480(11)                               *
Terrence A. Gomes                                         6,016(12)                               *
James K. Hunt                                            10,000(13)                               *
Dr. Loring C. Johnson                                    11,874(14)                               *
John J. Kiernan                                          27,254(15)                               *
Richard D. Matthews                                      29,568(16)                               *
Scott W. Ramsay                                           4,500(17)                               *
Davis H. Scudder                                         18,309(18)                               *
Stanley D. Siskind                                       14,601(19)                               *
Richard S. Straczynski                                   83,662(20)                             2.54%
All directors and executive officers                    449,955(21)                            13.19%
  as a group (14 persons)

-------------------

 * The percentage of shares beneficially owned does not exceed one percent of the class so owned.

(1) Beneficial ownership for purposes of this Proxy Statement is defined in accordance with the requirements of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides that the beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security, or has the right to acquire such voting power or investment power through the exercise of an option, warrant or right within 60 days.

(2) For purposes of calculating the percentage of the outstanding shares of Common Stock at February 1, 2001 for each listed person or entity, the number of shares of Common Stock includes shares that may be acquired by such person or entity within 60 days of February 1, 2001 through the exercise of stock options under the Company's Amended and Restated Incentive and Nonqualified Stock Option Plan (the "1986

         Employee Option Plan"), the Company's Amended and Restated Directors' Stock Option Plan (the "1986 Director Option Plan") and the Company's 1996 Stock Option and Incentive Plan (the "1996 Option Plan" and, together with the 1986 Employee Option Plan and the 1986 Director Option Plan, the "Stock Option Plans") but does not include the number of shares underlying such options held by any other person.

(3) Based solely upon information contained in the Schedule 13G filed with the SEC on December 31, 2000 by Dimensional Fund Advisors Inc.

(4) Based solely upon information contained in the Schedule 13D filed December 26, 2000 by Vincent A. Smyth. Includes 309,515 shares owned by Mr. Smyth jointly with his wife.

(5) Based solely upon information contained in the Quarterly Report on Form 13F filed with the SEC on December 31, 1999 by Tontine Partners, L.P.

(6) Colin Blair ceased to serve as Chief Financial Officer and Chief Operating Officer of the Company on August 28, 2000.

(7) Based solely upon information contained in filings made by Mr. Blair in 2000 pursuant to Rule 144 of the Securities Act of l933, as amended.

(8) Includes 10,000 shares which Mr. Adami has the right to acquire within 60 days of February 1, 2001, through the exercise of stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 2,000 shares owned by Mr. Adami jointly with his wife and 500 shares owned by members of Mr. Adami's immediate family.

(9) Includes 21,300 shares which Ms. Boulanger has the right to acquire within 60 days of February 1, 2001 through the exercise of stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(10) Includes 5,916 shares which Mr. Cavallo has the right to acquire within 60 days of February 1, 2001, through the exercise of stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 79,733 shares owned by members of Mr. Cavallo's immediate family, 24,709 shares owned jointly by Mr. Cavallo and members of his immediate family and 59,130 shares held by partnerships in which Mr. Cavallo is a partner.

(11) Includes 10,000 shares which Mr. Eaton has the right to acquire within 60 days of February 1, 2001, through the exercise of stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 6,277 shares owned by Mr. Eaton jointly with his wife.

(12) Includes 5,916 shares which Mr. Gomes has the right to acquire within 60 days of February 1, 2001, through the exercise of stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(13) Includes 10,000 shares of Common Stock Mr. Hunt acquired upon the exercise of stock options on March 23, 2001.

(14) Includes 10,000 shares which Dr. Johnson has the right to acquire within 60 days of February 1, 2001, through the exercise of stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(15) Includes 20,000 shares which Mr. Kiernan has the right to acquire within 60 days of February 1, 2001 through the exercise of stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 2,000 shares owned by Mr. Kiernan jointly with his wife. Also includes approximately 5,254 shares which may be deemed beneficially owned by Mr. Kiernan through his interest in the Bank's 401(k) plan, which invests in the Company's Common Stock.

(16) Includes 10,000 shares which Mr. Matthews has the right to acquire within 60 days of February 1, 2001, through the exercise of stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 4,871 shares owned by Mr. Matthews jointly with his wife.

(17) Includes 3,000 shares which Mr. Ramsay has the right to acquire within 60 days of February 1, 2001, through the exercise of stock granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 1,000 shares owned by Mr. Ramsay jointly with his wife.

(18) Includes 10,000 shares which Mr. Scudder has the right to acquire within 60 days of February 1, 2001, through the exercise of stock granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 340 shares owned by members of Mr. Scudder's immediate family, 2,555 shares owned by Scudder Bros. Fuel Company, Inc., of which Mr. Scudder is a principal, and 1,200 shares owned by Campello Salvage, of which Mr. Scudder is a partner.


(19) Includes 5,400 shares which Mr. Siskind has the right to acquire within 60 days of February 1, 2001, through the exercise of stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(20) Includes 57,000 shares which Mr. Straczynski has the right to acquire within 60 days of February 1, 2001, through the exercise of stock options granted under the 1996 Option Plan. Also includes 2,662 shares which may be deemed beneficially owned by Mr. Straczynski through his interest in the Bank's 401(k) plan, which invests in the Company's Common Stock.

(21) Includes 173,532 shares which directors and executive officers have the right to acquire within 60 days of February 1, 2001, through the exercise of stock options granted under the Stock Option Plans.


RECENT DEVELOPMENTS

         On April 19, 2001 the Company and a group of its stockholders led by Vincent A. Smyth (the "Smyth Group") entered into a definitive agreement (the "Agreement") resolving various issues arising out of a proxy contest recently commenced by the Smyth Group, as referred to in Mr. Smyth's and the other reporting persons' named therein Amendment No. 2 to their Schedule 13D filed with the Securities and Exchange Commission and dated April 16, 2001. The Smyth Group had sought to elect three representatives to the Company's Board of Directors at the Annual Meeting. The Agreement terminates the proxy contest and provides that, immediately following its Annual Meeting, the Company will increase the size of its Board of Directors from 10 to 13 members. Subject to the receipt of required nonobjection letters from bank regulators, the Company will add Mr. Smyth and two individuals designated by Mr. Smyth to its Board of Directors and to the Board of the Company's principal subsidiary, People's Savings Bank of Brockton. The two additional directors designated by Mr. Smyth are Thomas F. Gillen and William G. Foster, Jr.

         The Company has entered into the Agreement with the Smyth Group in order to avoid the expense and diversion of management attention that would have been required in order to defend the proxy contest. The Board of Directors of the Company has decided instead to focus the use of its management and financial resources toward addressing the previously disclosed liquidity, interest rate risk and other matters raised by the Company's bank regulators during 2000, as well as other strategic issues.

         The Smyth Group has further agreed that they will vote for the nominees for director recommended by the Company's Board of Directors and will vote in accordance with the recommendation of the Company's Board with respect to each matter that is presented to the Company's stockholders at the Annual Meeting.

         Mr. Smyth is a partner in the Huntington, New York law firm of Smyth & Lack; Mr. Gillen is a stockbroker with the firm of F. J. Morrissey & Co., Inc., Philadelphia, Pennsylvania; and Mr. Foster is a consultant and private investor who resides in Fairfax, Virginia.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The By-laws provide that the Board of Directors shall consist of not less than three (3) individuals, to be divided into three classes as nearly equal in size as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified. The Board of Directors currently consists of ten directors.

         At the Annual Meeting, stockholders will be asked to vote on the election of Class III Directors (Proposal One). The Nominating Committee of the Board of Directors has nominated B. Benjamin Cavallo, Terrance A. Gomes and Stanley D. Siskind for election as Class III Directors at the Annual Meeting. Although it is anticipated that all of the nominees for director will be available to serve as directors if elected, should any one or more of them be unable to serve, the proxies may be voted for the election of substitute nominees.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND VOTING AT THE ANNUAL MEETING WILL BE REQUIRED TO ELECT NOMINEES AS DIRECTORS.


RECOMMENDATION OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES NOMINATED BY THE NOMINATING COMMITTEE AS DIRECTORS OF THE COMPANY.


DIRECTORS OF THE COMPANY

         The directors of the Company, their positions with the Company and their ages as of April 16, 2001 are as follows:

        BOARD OF DIRECTORS' NOMINEES FOR ELECTION AT THIS ANNUAL MEETING:


NAME                                        AGE        POSITION
----                                        ---        --------

CLASS III (TERM EXPIRES IN 2001):

B. Benjamin Cavallo                          73        Director
Terrence A. Gomes                            55        Director
Stanley D. Siskind                           70        Director

CONTINUING DIRECTORS:

CLASS I (TERM EXPIRES IN 2002):

Frederick W. Adami III                       56        Director and Chairman
Richard D. Matthews                          68        Director
Davis H. Scudder                             70        Director
Richard S. Straczynski                       54        Director, President &
                                                       Chief Executive Officer

CLASS II (TERM EXPIRES IN 2003):

John R. Eaton                                65        Director
Dr. Loring C. Johnson                        69        Director
Scott W. Ramsay                              54        Director

BIOGRAPHICAL INFORMATION

         Frederick W. Adami III. Mr. Adami has been a director since 1975 and has served as Chairman of the Company's Board of Directors since May, 1993. Mr. Adami has been a partner in the law firm of Reed, Adami & Kaiser in Brockton, Massachusetts since 1988.

         B. Benjamin Cavallo. Mr. Cavallo has been a director since 1995. Mr. Cavallo has been an insurance broker since 1959 and is a partner at Cavallo & Signoriello Insurance Agency, Inc., Mansfield, Massachusetts.

         John R. Eaton. Mr. Eaton has been a director since 1986. From 1965 until 1997 Mr. Eaton was a Vice President and the President of Thompson, Eaton & Boyden Insurance Agency, Inc., Brockton, Massachusetts. Since 1997 Mr. Eaton has been Executive Vice President of A.L. Cushman & Son, Inc., Brockton, Massachusetts.

         Terrence A. Gomes. Mr. Gomes has been a director since 1995 and serves as the Clerk of the Company. Mr. Gomes has been on the faculty of Massasoit Community College, Brockton, Massachusetts since 1982 and is currently a Vice President and Dean of Faculty and Instruction of the college.

         Dr. Loring C. Johnson. Dr. Johnson has been a director since 1984. Dr. Johnson has been an orthodontist since 1966 and is currently practicing in Easton, Massachusetts.

         Richard D. Matthews. Mr. Matthews has been a director since 1993. Mr. Matthews is President and Treasurer of R.D. Matthews Construction Company, Inc., Hanover, Massachusetts and has been a real estate developer and building contractor since 1959.

         Scott W. Ramsay. Mr. Ramsay has been a director since 1997. Mr. Ramsay has been a Senior Vice President of Shaw's Supermarkets, Inc. since 1991, and is currently the Executive Vice President of Financial Systems & Strategic Planning of Shaw's Supermarkets, Inc.

         Davis H. Scudder. Mr. Scudder has been a director since 1974. Mr. Scudder is President of Scudder Bros. Fuel Company, Inc., Brockton, Massachusetts.

         Stanley D. Siskind. Mr. Siskind has been a director since 1972. Mr. Siskind is currently a private investor. Mr. Siskind was formerly First Vice President at Rix-Dunnington, Inc., a retail pharmacy chain, where he worked from 1956 to 1992.

         Richard S. Straczynski. Mr. Straczynski has been a director and the Chief Executive Officer and President of the Company and the Bank since 1997.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company held 16 meetings during the fiscal year ended December 31, 2000. During 2000, each of the incumbent directors attended more than 75% of the total number of meetings of the Company's Board and of the committees on which such director served.

         The following is a description of the Board of Directors of People's Savings Bank of Brockton, the Company's wholly-owned bank subsidiary (the "Bank"), the Executive Committee, the Audit Committee, the Nominating Committee and the Option Committee of the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Bank.

         The Bank's Board of Directors. The Board of Directors of the Bank oversees the policies, practices, operations and management of the Bank and has the authority to transact such business of the Bank as comes before it. The Board of Directors of the Bank held 16 meetings during the fiscal year ended December 31, 2000. The Bank's Board of Directors is comprised of the same members serving on the Company's Board of Directors.

         Executive Committee. The Executive Committee has broad authority to transact such business as might otherwise come before the full Board of Directors. The Executive Committee is composed of Messrs. Adami, Cavallo, Gomes, Johnson and Straczynski. The Executive Committee held 23 meetings during 2000.

         Audit Committee. The Audit Committee has authority to recommend to the Board of Directors of the Company the appointment of the Company's independent certified public accountants, review the auditors for their independence, review the overall scope and plans of their audit, review the audited financial statements in the Annual Report with management, present its audit report to the Board of Directors, report to the Board of Directors on its review of the Treasurer's report of the Company's financial position and results of operations, review the general policies and procedures utilized by the Company and its subsidiaries with respect to internal accounting and financial controls and accounting and reporting principles and practices applied by the Company, review the independent auditors and their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 and recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC. The Audit Committee consists of Messrs. Eaton, Scudder, Matthews, Ramsay and Siskind. The Audit Committee met 7 times during 2000.

         Nominating Committee. The Nominating Committee recommends to the Board of Directors candidates for membership on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders, but only if such recommendations are received by the Company not more than 90 days and not less than 60 days prior to the anniversary date of the previous annual meeting and if such other requirements as are specified in the By-laws are followed. The Nominating Committee consists of Messrs. Adami, Cavallo, Eaton and Gomes. The Nominating Committee met 2 times during 2000.

         Option Committee. The Option Committee administers the Stock Option Plans. The Option Committee consists of Messrs. Cavallo and Scudder. The Option Committee met 2 times during 2000.

         Compensation Committee of the Bank. The Compensation Committee of the Bank is responsible for reviewing the performance and administering the salaries and cash incentives of senior management, approving broad personnel policies and overseeing (as agent for the Company) the Bank's compensation and benefit programs, with the exception of the administration of the Stock Option Plans. The Compensation Committee consists of Messrs. Cavallo, Gomes, Johnson, Ramsay and Scudder. The Compensation Committee met 3 times during 2000.

         Each of the members of the Company's Executive Committee, Audit Committee and Nominating Committee also serves as a member of the equivalent committee of the Bank. The Bank's Community Reinvestment Act Committee (the "CRA Committee") currently consists of Mr. Eaton. The Bank's Investment Committee consists of Messrs. Adami, Eaton, Matthews and Siskind.


COMPENSATION OF DIRECTORS

         Because each director of the Company is also a member of the Board of Directors of the Bank and because the Company currently conducts no business separate from the business of the Bank and its subsidiaries, directors of the Company currently receive no cash compensation in their capacities as directors of the Company. Directors of the Bank received $600 for each meeting of the Board of Directors of the Bank they attended in 2000. The Clerk received an additional $300 for each meeting of the Board of Directors that he attended in 2000. Directors received a $9,000 annual retainer for being on the Board of the Directors of the Bank in 2000. Members of the Bank's Executive Committee received an additional annual committee fee of $14,400. Members of the Bank's Audit Committee, Nominating Committee, the CRA Committee and Compensation Committee received $600 for each committee meeting they attended in 2000. The Chairman of each of the Bank's Audit Committee, Nominating Committee, CRA Committee and Compensation Committee each received an additional $100 per meeting, respectively. The Chairman of the Board of Directors of the Bank also received an annual fee of $12,000 in 2000 and an additional $100 per Board meeting that he attended in 2000. No such fees were paid to directors or committee members who are also officers of the Bank or the Company.

         Non-employee directors receive automatic grants of stock options upon their joining the Board of Directors and annually thereafter pursuant to a formula contained in the 1996 Option Plan.


EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company, their positions with the Company and their ages as of April 15, 2001 are as follows:

         NAME                    AGE                  POSITION
         ----                    ---                  --------
Richard S. Straczynski           54     President and Chief Executive Officer
                                        of the Company and the Bank
James K. Hunt                    58     Chief Financial Officer and
                                        Executive Vice President/Finance and
                                        Administration of the Company and the
                                        Bank
Donna L. Boulanger               47     Senior Vice President/Senior Lending
                                        Officer of the Bank
John J. Kiernan                  54     President of People's Mortgage
                                        Corporation

         Richard S. Straczynski. Mr. Straczynski was appointed President and Chief Executive Officer of the Company and the Bank effective April 7, 1997. Mr. Straczynski served as President and Chief Operating Officer of the Hibernia Savings Bank of Quincy, Massachusetts from 1995 until 1997. Prior to that time he served as a Regional President of Citizens Bank of Massachusetts, as a Regional President for the Bank of New England and its successor, Fleet Bank of Massachusetts, N.A., and as an Executive Vice President for the Bank of New England.

         James K. Hunt. Mr. Hunt has served as Chief Financial Officer and Executive Vice President/Finance and Administration of the Company and the Bank since November, 2000. Mr. Hunt was previously employed as Chief Financial Officer, Executive Vice President and Treasurer of UST Corp. from 1994 until the sale of UST Corp. to Citizens Financial Group, Inc. in January 2000. While at UST Corp., Mr. Hunt was responsible for corporate accounting and treasury functions, strategic planning, budgeting, financial reporting and stockholder and analyst relations. Prior to his tenure at UST Corp., Mr. Hunt served as Chief Financial Officer and Executive Vice President of People's Bancorp of Worcester, Inc., Worcester, Massachusetts, from 1987 through mid-1994. People's Bancorp of Worcester, Inc. is not and was not affiliated with the Company or the Bank.

         Donna L. Boulanger. Ms. Boulanger has served as Senior Vice President/Senior Lending Officer of the Bank since November, 1993. Prior to that Ms. Boulanger served as Senior Leading Representative and Senior Risk Manager for Fleet National Bank from 1988 until 1993.

         John J. Kiernan. Mr. Kiernan has served as President of People's Mortgage Corporation, a wholly owned subsidiary of the Company, ("PMC") since October, 1995. Prior to that, Mr. Kiernan served as a consultant to PMC from January, 1995 until October, 1995. Mr. Kiernan was previously employed as the President of Bristol Mortgage Company located in Cheshire, Connecticut from 1990 until 1995.

REPORT ON EXECUTIVE COMPENSATION

         The executive compensation program of the Company and its subsidiaries has three primary components: base salary, cash incentive compensation, and stock options. The Compensation Committee of the Bank is responsible for reviewing the performance and administering the salaries and cash incentives of senior management, approving broad personnel policies and overseeing (as agent for the Company) the Bank's compensation and benefit programs, with the exception of the administration of the Stock Option Plans, which is the responsibility of the Option Committee of the Company. The composition of these committees is identical and includes the outside directors of the Company and the Bank over whose names this report is made. The Committees strive to balance short-term and long-term objectives in establishing performance criteria. The Committees evaluate performance against such criteria before determining changes in salary, cash incentive payments, and option awards.

         In 1996, the Compensation Committee, based upon recommendations made by KPMG Peat Marwick, who were engaged by the Company to review the salary structure for the Bank's Chief Executive Officer and Chief Financial Officer, developed an incentive-based compensation plan to ensure retention of the Bank's Chief Executive Officer and Chief Financial Officer and tie their compensation more closely to quantifiable performance objectives. This plan is structured generally to (i) compensate them based upon corporate, business unit and individual performance; (ii) motivate them to achieve strategic business initiatives and reward them for their achievement; (iii) provide salary arrangements which are comparable to those of the Company's competitors; and
(iv) align the interests of the Bank's Chief Executive Officer and Chief Financial Officer with the long-term interests of stockholders through award opportunities that can result in the ownership of Common Stock.

         The Compensation Committee uses various industry salary surveys to establish salary ranges for senior executives of the Company's subsidiaries based upon its evaluation of their effectiveness. Management then uses such surveys to establish salary ranges for most officer positions.

         The key components of Mr. Straczynski's compensation in 2000 were salary and stock options. In determining the level of compensation for Mr. Straczynski for 2000, the Committee reviewed the Bank's compensation package compared to those of industry peers. The evaluation of Mr. Straczynski's 1999 performance included an evaluation of his progress in increasing the Company's return on average Stockholders' equity and earnings, improving the Company's marketing and image, growing the commercial lending and retail banking function, improving the Company's community visibility and retaining key personnel during a period of rapid change. Based upon this review, the salary paid to Mr. Straczynski was increased from $250,000 to $260,000, effective January 1, 2000. The Company did not pay Mr. Straczynski a bonus in 2000 for performance in 2000.

         In August 2000, Mr. Blair ceased to serve as Chief Financial Officer and Chief Operating Officer of the Company and the Bank and was replaced as Chief Financial Officer of the Company and the Bank by Mr. Hunt, who was recruited from outside the Company and who, prior to his arrival at the Company, held no shares in the Company. Because of the foregoing, the Compensation Committee granted substantial stock compensation to Mr. Hunt in 2000 and increased the emphasis of its compensation philosophy upon aligning the economic interest of the most senior Executive Officers with those of the Company's stockholders. The key components of Mr. Hunt's compensation for that portion of 2000 in which he served as Chief Financial Officer and Executive Vice President/Finance and Administration were salary and stock options. Upon his employment as Chief Financial Officer of the Company and the Bank, Mr. Hunt received annual base compensation of $175,000 and a signing bonus in the amount of $25,000, the payment of which was deferred until 2001. Mr. Hunt's annual base compensation effective January 1, 2001 remains $175,000.

         The key components of Ms. Boulanger's compensation in 2000 were salary and stock options. In determining the level of compensation for Ms. Boulanger in 2000, the Committee reviewed the Bank's compensation package compared to those of industry peers. The evaluation of Ms. Boulanger's 1999 performance included an evaluation of her progress in developing lending strategies, growing the Bank's loan portfolio, maintaining asset quality and developing and training the Bank's staff. Based upon this review, the salary paid to Ms. Boulanger was increased from $128,000 to $134,400, effective January 1, 2000. The Company paid Ms. Boulanger a $15,000 bonus in 2000 for performance in 2000.

         The key component of Mr. Kiernan's compensation in 2000 was salary. In determining the level of compensation for Mr. Kiernan in 2000, the Committee reviewed the Bank's compensation package compared to those of industry peers. The evaluation of Mr. Kiernan's 1999 performance included an evaluation of his progress in growing and improving the profitability of the mortgage banking operation, upgrading its technology and the overall administration of PMC. Based upon this review, the salary paid to Mr. Kiernan was increased from $225,000 to $234,000, effective January 1, 2000. The Company did not pay Mr. Kiernan a bonus in 2000 for performance in 2000.

         Prior to August 18, 2000, the date upon which Mr. Blair ceased to serve as Chief Financial Officer and Chief Operating Officer of the Company and the Bank, the key components of Mr. Blair's compensation for that portion of 2000 in which he served as Chief Financial Officer and Chief Operating Officer were salary and stock options. The evaluation of Mr. Blair's 1999 performance included an evaluation of his progress in improving the profitability of the Company's mortgage banking operations, improving the profitability of its investment portfolio, upgrading its technology and developing other new sources of revenue. Based upon this review, the salary paid to Mr. Blair was increased from $175,000 to $180,000 effective January 1, 2000. The Company did not pay Mr. Blair a bonus in 2000 for performance in 2000.

         Stock options granted to Messrs. Straczynski, Hunt and Blair and Ms. Boulanger during 2000 were granted at the market price of the common stock of the Company on the grant date. All of Mr. Blair's stock options expired without being exercised upon the date he ceased to serve as Chief Financial Officer and Chief Operating Officer of the Company and the Bank. Grants made to these officers were based upon assessments of individual performance as well as upon comparison to peer group compensation packages.


                                             Submitted by:


                                             Davis H. Scudder, Chairman
                                             B. Benjamin Cavallo
                                             Scott W. Ramsay
                                             Terrence A. Gomes
                                             Dr. Loring C. Johnson


EXECUTIVE COMPENSATION

         Summary Compensation Table. Executive officers of the Company currently receive no compensation in their capacities as executive officers of the Company but are compensated as employees of the Bank. The following summary compensation table sets forth information concerning compensation during the years ended December 31, 2000, 1999 and 1998 for services rendered in all capacities awarded to, earned by or paid to the Bank's Chief Executive Officer and Chief Financial Officer of the Company and the Bank. Mr. Hunt began his service as Chief Financial Officer and Executive Vice President/Finance and Administration of the Company and the Bank on November 6, 2000 and Mr. Blair ceased serving as Chief Financial Officer and Chief Operating Officer of the Company and the Bank on August 28, 2000.

                           SUMMARY COMPENSATION TABLE



                                                                                SECURITIES         ALL OTHER
   NAME AND PRINCIPAL                                                           UNDERLYING        COMPENSATION
POSITION WITH THE COMPANY     YEAR      SALARY (2)(4)(7)        BONUS             OPTIONS            (8)(9)
-------------------------     ----      ----------------        -----           ----------        ------------
Richard S. Straczynski(1)     2000         $269,600           $      0            12,500             $ 5,100
  President and Chief         1999         $259,600           $131,250            15,000             $ 4,800
  Executive Officer           1998         $209,800           $ 84,000            10,000             $ 4,750
  of the Company
  and the Bank

James K. Hunt(2)              2000         $ 28,323           $ 25,000(3)         10,000             $   829
  Executive Vice
  President and Chief
  Financial Officer
  of the Company
  and the Bank

Donna L. Boulanger(4)         2000         $141,600           $ 15,000             5,000             $ 4,608
  Senior Vice President/      1999         $135,200           $ 19,200             3,300             $ 3,914
  Senior Lending Officer      1998         $118,800           $ 22,400             3,000             $ 3,936
  of the Bank

John J. Kiernan(5)            2000         $234,000           $      0                 0             $ 5,100
  President of People's       1999         $228,600           $      0             5,000             $ 4,800
  Mortgage Corporation        1998         $178,320           $100,000            15,000             $ 5,000

Colin C. Blair(6)             2000         $148,292           $      0             7,500             $     0
  Chief Operating             1999         $183,400           $ 78,750            11,000             $ 4,800
  Officer and Chief           1998         $148,600           $ 42,000             7,500             $ 4,750
  Financial Officer
  of the Company
  and the Bank


-------------------

(1) Richard S. Straczynski was appointed President and Chief Executive Officer of the Company and the Bank effective April 7, 1997.

(2) James K. Hunt was appointed Chief Financial Officer and Executive Vice President/Finance and Administration of the Company and the Bank effective November 6, 2000.

(3) Mr. Hunt was granted a signing bonus in the amount of $25,000 when he joined the Company in November 2000. The payment of that bonus was deferred until 2001.

(4) Donna L. Boulanger was appointed Senior Vice President/Senior Lending Officer of the Bank effective November, 1993.

(5) John J. Kiernan was appointed President of People's Mortgage Corporation effective October, 1995.

(6) Mr. Blair ceased being Chief Financial Officer and Chief Operating Officer of the Company and the Bank on August 28, 2000.

(7) For that portion of 2000 each was employed by the Company, the Bank provided Mr. Straczynski, Mr. Hunt, Ms. Boulanger, Mr. Kiernan and
         Mr. Blair automobile allowances of $800, $600, $700, $300 and $700, respectively. The Bank reimbursed all officers for business-related expenses incurred, and, in addition, paid membership dues for its principal officers to certain organizations. The Company is unable to state with certainty the amount of these items that may be attributable to personal use. However, the Company believes that the amount that may be so attributable is less than $50,000 in the aggregate and is less than 10% of the compensation reported in this table with respect to each named executive officer.

(8) The amount of contributions by the Bank to the Savings Banks Employees Retirement Association defined benefit retirement plan with respect to any one officer or group of officers is not and cannot readily be separately or individually calculated by the regular actuaries for the retirement plan.

(9)      Consists of employer contributions to 401(k) plan.

         Special Termination Agreements. The Bank and the Company have entered into a special termination agreement with Mr. Straczynski, Ms. Boulanger and Mr. Kiernan and an employment agreement with Mr. Hunt that provide severance benefits to Mr. Straczynski, Ms. Boulanger, Mr. Kiernan and Mr. Hunt, respectively, if their employment is terminated under certain circumstances following a change of control, assuming the Company is permitted to make such payments under applicable law. The agreements generally provide that a "change in control" has occurred if (i) there has occurred a change in control within the meaning of Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any person becomes a beneficial owner, directly or indirectly, of securities of either employer, representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of such employer;
(iii) during any period of two consecutive years, individuals who are Continuing Directors (as defined in the special termination agreements) cease for any reason to constitute at least a majority of the Board of Directors of either the Bank or the Company; or (iv) the stockholders of either employer approve certain mergers or consolidations of such employer with any other corporation, a plan of complete liquidation of such employer, or an agreement for the sale or disposition of all or substantially all of the assets of such employer.

         If a "terminating event" occurs within three years after there is a change of control, each of Mr. Straczynski and Ms. Boulanger will be generally entitled under his or her special termination agreement to a lump sum cash payment equal to three times his or her average annual compensation over the five most recent years of his or her employment with the Company or the Bank, as the case may be. If Mr. Hunt is terminated without cause prior to or more than two years following a change of control, Mr. Hunt will generally be entitled under the termination provisions of his employment agreement to a lump sum cash payment or pro rata monthly payments equal to his current annual compensation plus the bonus earned by him for performance during the calendar year prior to his termination. If Mr. Hunt leaves for good reason, he will generally be entitled under the termination provisions of his employment agreement to a lump sum cash payment or pro rata monthly payments equal to his current annual compensation plus the bonus earned by him for performance during the calendar year prior to his termination. If Mr. Hunt leaves for good reason or if Mr. Hunt is terminated other than for cause within two years after a change of control, he will generally be entitled to a lump sum cash payment or pro rata monthly payments equal to two times his annual compensation at the time of his termination plus two times the bonus he earned during the prior calendar year. If a "terminating event" occurs within three years after there is a change in control, Mr. Kiernan will generally be entitled to a lump sum cash payment equal to the total compensation he earned for the thirty-six months preceding the change of control. If Mr. Kiernan is terminated without cause and no change of control has occurred, he will generally be entitled under the termination provisions of his special termination agreement to pro rata monthly payments equal to an aggregate of $140,000 and, if Mr. Kiernan has achieved seventy-five percent of he performance goals, he will receive the bonus he earned during the previous calendar year. A "terminating event" includes termination of employment by either employer for any reason other than death, deliberate dishonesty, or conviction of certain crimes. A "terminating event" also includes resignation of the officer following a significant change in the officer's responsibilities, a decrease in the officer's annual compensation or certain relocations of the offices of either employer. The Bank is a party to similar agreements with several other officers of the Bank. PMC has entered into employment agreements with several of its officers that provide for severance benefits upon a terminating event following a change of control of PMC.

         Stock Option Grants. The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2000 to each of the named executive officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR





                                INDIVIDUAL GRANTS
                            --------------------------                                           POTENTIAL REALIZABLE
                                            PERCENT OF                                             VALUE AT ASSUMED
                             NUMBER OF         TOTAL                                            ANNUAL RATES OF STOCK
                            SECURITIES        OPTIONS                                             PRICE APPRECIATION
                            UNDERLYING      GRANTED TO     EXERCISE OF                              FOR OPTION TERM
                              OPTIONS      EMPLOYEES IN     BASE PRICE                       ---------------------------
          NAME              GRANTED (#)     FISCAL YEAR       PRICE       EXPIRATION DATE        5%              10%
------------------------    -----------    ------------    ------------   ---------------     ----------      ----------
Richard S. Straczynski        12,500           30.6%          $ 16.875        5/23/10         $10,546.88      $ 21,93.75
  President and Chief
  Executive Officer
  of the Company and
  the Bank

James K. Hunt                 10,000           24.4%          $ 15.125       10/02/10         $ 7,562.50      $15,125.00
  Chief Financial
  Officer and Executive
  Vice President/Finance
  and Administration
  of the Company and
  the Bank

Donna L. Boulanger             5,000          12.22%          $ 16.875        5/23/10         $ 4,218.75       $8,437.50
  Senior Vice President/
  Senior Lending
  Officer of the Bank

John J. Kiernan                    0              0%          $      0              --        $        0      $        0
  President of People's
  Mortgage Corporation

Colin C. Blair                 7,500(1)        18.3%          $ 16.875        5/23/10(1)      $ 6,328.13(1)   $12,656.25(1)
  Chief Operating
  Officer and Chief
  Financial Officer of the
  Company and the Bank

--------------------

(1) All stock options granted to Mr. Blair expired pursuant to their terms upon August 28, 2000, the date upon which he ceased to serve as Chief Financial Officer and Chief Operating Officer of the Company and the Bank.

         Aggregated Option Exercises and Fiscal Year-End Option Values. The following table sets forth exercises of stock options during the year ended December 31, 2000 by each of the Chief Executive Officer and the other past or present executive officers of the Company named on the Summary Compensation Table and the fiscal year-end value of unexercised options.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE


                                                                              NUMBER OF
                                                                         SECURITIES UNDERLYING
                                                                          UNEXERCISED OPTIONS          VALUE OF
                                                                           AT FISCAL YEAR-END        UNEXERCISED
                           SHARES ACQUIRED ON                             AT FISCAL YEAR-END         IN-THE-MONEY
          NAME                EXERCISE (#)         VALUE REALIZED ($)           (#) (1)               OPTIONS ($)
------------------------   ------------------      ------------------    ----------------------      ------------
Richard S. Straczynski            5,000                 $23,750                   57,000                24,000
  and Chief Executive
  Officer of the Company
  and the Bank

James K. Hunt                      --                      --                     10,000                     0
  Executive Vice
  President and Chief
  Financial Officer of
  the Company and the
  Bank

Donna L. Boulanger                2,000                  $4,750                   21,300              $ 24,000
  Senior Vice President/
  Senior Lending
  Officer of  the Bank

John J. Kiernan                    --                      --                     35,000              $      0
  President of People's
  Mortgage Corporation

Colin C. Blair(2)                  --                      --                          0                     0
  Chief Operating
  Officer and Chief
  Financial Officer
  of the Company and
  the Bank

-------------------

(1) All options are currently exercisable, except for 15,000 shares Mr. Kiernan has the right to acquire upon exercise of stock options.

(2) All stock options granted to Mr. Blair expired pursuant to their terms on August 28, 2000, the date upon which he ceased to serve as Chief Financial Officer and Chief Operating Officer of the Company and the Bank.


PENSION PLAN

         The Bank provides a tax-qualified, defined benefit retirement plan (the "Pension Plan") for all eligible employees through the Savings Banks Employees Retirement Association, an unincorporated association comprised of savings banks operating within Massachusetts and other organizations providing services to or for savings banks. Each employee of the Bank automatically becomes a participant in the Pension Plan once he or she has attained age 21 and has completed at least one full year of service, consisting of at least 1,000 hours, beginning with his or her initial date of employment with the Bank.

         The Bank-funded retirement benefits provided to each participant at age 65 under the Pension Plan are based on the average of the participant's highest three consecutive years of compensation during his or her last ten years at the Bank (his "Average Compensation") Compensation is defined as wages that would be reported on the participant's Form W-2, except that bonuses are not included under compensation where they would cause compensation to exceed the amount specified in Section 414(q) of the Internal Revenue Code of 1986. The participant's retirement benefits will be equal to 1.25% of the participant's Average Compensation for each year of service with the Bank up to a maximum of 25 years, plus 0.6% of the excess of the participant's Average Compensation over the amount of his or her Covered Compensation at age 65 for each year of service with the Bank up to a maximum of 25 years. Covered Compensation is calculated based on the average of 35 years of Social Security taxable wages up to and including the participant's projected retirement age. Normal retirement age under the Pension Plan is 65. However, a reduced early retirement benefit is payable under certain conditions to a participant who retires between the ages of 50 and 65.



         The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous provisions of the Pension Plan available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and certain other assumptions regarding social security benefits and compensation trends.



                                                               YEARS OF SERVICE
                            ------------------------------------------------------------------------------------
    REMUNERATION (1)         10 YEARS       15 YEARS       20 YEARS       25 YEARS      30 YEARS        35 YEARS
    ----------------        ---------       --------       --------       --------      --------        --------
    $ 20,000                 $ 2,500         $ 3,750        $ 5,000        $ 6,250       $ 6,250        $ 6,250
      40,000                   5,294           7,940         10,587         13,234        13,234         13,234
      60,000                   6,994          13,090         17,978         22,484        22,484         22,484
      80,000                  12,694          19,490         25,387         31,734        31,734         31,734
     100,000                  16,394          24,590         32,787         40,984        40,984         40,984
     120,000                  20,094          30,140         40,187         50,234        50,234         50,234
     125,000                  21,019          31,528         42,037         52,547        52,547         52,547
     140,000                  23,794          35,690         47,587         59,484        59,484         59,484
     150,000                  25,644          38,465         51,287         64,109        64,109         64,109
     160,000                  27,494          41,240         54,987         68,734        68,734         68,734
     170,000(2)               29,344          44,015         58,687         73,359        73,359         73,359

-----------

(1) Based on age 65 retirement in 2000 (plan year 11/01/99 - 10/31/00). The annual pension benefit is computed on the basis of a straight-line annuity.

(2) Federal law does not permit defined benefit pension plans to recognize compensation in excess of $170,000 for plan years beginning in 2000.

         The estimated credited years of service at December 31, 2000, was four years for Mr. Straczynski, seven years for Ms. Boulanger, six years for Mr. Kiernan and seven years for Mr. Blair. At December 31, 2000, Mr. Hunt had no credited years of service. If a participant makes any voluntary contributions, the participant's retirement benefits will be increased to reflect such contributions and any earnings or losses to the Pension Plan on such contributions. The Pension Plan provides that death benefits shall be paid to the beneficiary or beneficiaries of any participant who dies before he retires. The death benefits payable will be equal to the value of the deceased participant's voluntary contributions (adjusted to reflect any earnings or losses) plus the present value of his accrued benefit under the Pension Plan as funded by Company contributions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         All executive officer compensation decisions, not including the administration of the Stock Option Plans, are made by the Compensation Committee. The Compensation Committee reviews and recommends the compensation arrangements for senior management. The current members of the Compensation Committee are Messrs. Cavallo, Gomes, Johnson, Ramsay and Scudder, none of whom is an executive officer or employee of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Board of Directors has established an Audit Committee, whose members during 2000 were comprised of five of the Company's outside directors:
John R. Eaton (Chairman), Richard D. Matthews, Scott W. Ramsay, Davis H. Scudder and Stanley D. Siskind. The Board of Directors has determined that the Audit Committee's current member composition satisfies the rules of the Nasdaq Stock Market that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by National Association of Securities Dealers, Inc. Rule 4200 (a)(14).

         The Audit Committee oversees the Company's financial process on behalf of the Board of Directors and reports periodically to the Board of Directors on significant audit related matters. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee, among other things, makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, advises management and the independent public accountants to provide a timely analysis of significant current financial reporting issues and practices, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy and aggressiveness of the Company's internal accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors. In addition, the Committee meets with management and the independent auditors to discuss significant findings during the year, any difficulties encountered in the course of audit work and any changes to the scope of the audit. The Audit Committee met 7 times during 2000.

         In fulfilling its oversight responsibilities, during 2000, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A to this proxy statement.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. The Committee reviewed with the independent auditors coordination of the audits to ensure effective uses of audit resources and reviewed the results of the reviews of officers' expense accounts and management perquisites. In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company, including the matters in the written disclosures received from the auditors regarding their independence and the letter from the independent auditors required by the Independence Standards Board, Standard No. l.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, the overall quality of the Company's financial reporting and to assess the risks to the Company and the steps management has taken to minimize these risks. In addition, the Committee meets with the independent auditors to discuss the independent auditors' views as to the degree of aggressiveness of management's choices of accounting principles and disclosure and how these accounting principles and practices may effect public views and attitudes about the Company.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

AUDIT FEES

         During the year ended December 31, 2000, the Company paid the following fees to Wolf & Company, P.C. ("Wolf & Co."), the Company's principal accountant:

         Audit Fees. The aggregate fees for professional services rendered in connection audit services including the audit of the Company's annual financial statements for the year ended December 31, 2000 and the review of the Company's quarterly financial statement included in its Quarterly Reports on Form 10-Q were $151,500 for the year ended December 31, 2000.

          All Other Fees. The aggregate fees billed for tax related services, for services related to the Company's pension plan and 401(k) plan and for all other non-audit services preformed during 2000 were $70,650.

         The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditor's independence and have determined that the provision of such service is compatible with the auditor's independence.

         The report of the Audit Committee of the Board of Directors is made by each of the members of the Audit Committee listed below:

                                            John R. Eaton, Chairman
                                            Richard D. Matthews
                                            Scott W. Ramsay
                                            Davis H. Scudder
                                            Stanley D. Siskind

PERFORMANCE GRAPH

         The following graph provides a comparison of cumulative total stockholder return for the period from December 30, 1995 through December 31, 2000, among the common stock of the Company (before February 8, 1996, the Bank), the Nasdaq Stock Market-US Companies Index (the "Nasdaq (US Companies) Index"), the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Nasdaq Stock Market-Banks Index (the "Nasdaq (Banks) Index").

         These indices are prepared for Nasdaq by the Center for Research in Security Prices (CRSP) at the University of Chicago. The Performance Graph assumes an investment of $100 in each of the common stock of the Company (before February 8, 1996, the Bank) and the three indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance of the Common Stock.


                              [PERFORMANCE GRAPH]

                                   12/30/95      12/29/96     12/31/97     12/31/98       12/31/99     12/31/00
                                   --------      --------     --------     --------       --------     --------
People's Bancshares                $ 100.0       $  104.0     $  229.0     $  211.9       $  188.5     $ 154.5
Nasdaq (Banks) Index                 100.0          132.0        221.1        219.6          211.1       240.9
S&P 500 Index                        100.0          123.2        164.1        212.1          256.8       233.9
Nasdaq (US Companies) Index          100.0          123.0        150.7        212.5          394.8       237.4

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Exchange Act and SEC regulations, the Company's executive officers and directors must file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market, Inc. and furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and a letter furnished by one director to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied.


CERTAIN TRANSACTIONS

         Certain directors and officers of the Company and the Bank and members of their immediate families are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the directors are at present, as in the past, also directors, officers or shareholders of corporations or members of partnerships which are customers of the Bank and which have transactions with the Bank in the ordinary course of business. Such transactions with directors and officers of the Company and the Bank and with such corporations and partnerships are on terms comparable to those charged to other customers of the Bank. Included in such transactions are loans to directors and officers and their associates which were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and which did not involve more than the normal risk of collectibility or present other features unfavorable to the Bank. The outstanding principal balance of such loans to directors and officers and their associates totaled $1,089,258 or 6.13% of the Company's stockholders' equity, at December 31, 2000.

         Mr. Adami's law firm was retained by the Bank to provide certain services in 2000, including loan closings. In 2000, the Bank paid approximately $43,129 to Mr. Adami's law firm for such services, $6,900 of which was reimbursed to the Bank by various borrowers consistent with the Bank's loan closing practices.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The firm of Wolf & Co. has served as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. Wolf & Co has no direct or indirect financial interest in the Company, nor has it had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Before services are rendered by Wolf & Co., they are approved by, and the possible effect on the independence of the accountants is considered by, the Audit Committee.

         A representative of Wolf & Co. will be present at the Annual Meeting and will be available to respond to appropriate questions and may make a statement if he or she so desires.

STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received in writing by the Company at its principal office on or before January 7, 2002, for inclusion in its proxy statement and form of proxy relating to the meeting. Pursuant to the By-laws of the Company, for the 2002 Annual Meeting of Stockholders, any director nominations and new business submitted by stockholders must be delivered to, or mailed to and received by, the Company at its principal executive office not less than 60 days nor more than 90 days prior to June 12, 2002; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before June 12, 2002 or more than 60 days after June 12, 2002, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (A) the 60th day prior to the scheduled date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be mailed to: Clerk, People's Bancshares, Inc., 545 Pleasant Street, New Bedford, Massachusetts 02740. The Company's ability to exercise discretionary voting authority with respect to shareholder proposals will be subject to certain requirements of the SEC.


OTHER MATTERS

         At the time of the preparation of this proxy material, the Board of Directors of the Company does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should come before the meeting, the proxy holders have discretionary authority to vote their shares according to their best judgment.

VOTING INFORMATION

         YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" ITS NOMINEES ON THE ENCLOSED PROXY CARD.

         It is not necessary to check any boxes if you wish to vote in accordance with your Board's recommendations. Simply, sign, date and return the enclosed proxy card.

         If your shares are held in "street name," immediately instruct your broker or the person responsible for your account to sign a proxy card on your behalf. You should also sign, date and mail your proxy card immediately upon receipt from your broker or bank, using the postage-paid envelope provided. Please do so for each account you maintain. If you have further questions or need assistance, please call:

                     CORPORATE INVESTOR COMMUNICATIONS, INC.
                                111 Commerce Road
                           Carlstadt, New Jersey 07072
                          CALL TOLL FREE (800) 560-9903

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE ACT TODAY.


                                           By Order of the Board of Directors,

                                           /s/ Terrence A. Gomes
                                           -----------------------------------
                                           Terrence A. Gomes
                                           Clerk

                                   Appendix A

                            PEOPLE'S BANCSHARES, INC.
                                AND SUBSIDIARIES

                             AUDIT COMMITTEE CHARTER

I.       Purpose

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by People's Bancshares, Inc. (the "Company") to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

II.      Composition

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the Company. When there is some doubt about independence, the director should recuse himself from any decision that might be influenced by that relationship.

         Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     Meetings

         The Committee shall meet at least four times per year with the internal auditor and management and at least annually with the independent auditor. These meetings shall always include an agenda item for executive session. The Committee may ask others to attend meetings and provide pertinent information as necessary.

IV.      Continuous Activities - General

         1. Provide an open avenue of communication between the independent auditor, the external firm responsible for internal auditing ("Internal Auditor") and the Board of Directors.

         2. Confirm and assure the independence of the independent auditor and the internal auditor.

         3. Review with the independent auditor and the internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

         4. Inquire of management, the independent auditor, and the internal auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to People's Bancshares, Inc. and subsidiaries.

         5. Consider and review with the independent auditor and the internal auditor:

                  a. The adequacy of a People's Bancshares, Inc. and subsidiaries internal controls including computerized information system controls and security.

                  b. Related findings and recommendations of the independent auditor and internal auditor together with management's responses.

         6. Consider and review with management, the internal auditor and the independent auditor:

                  a. Significant findings during the year, including the Status of Previous Audit Recommendations.

                  b. Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

                  c. Any changes required in the planned scope of the internal audit plan.

                  d. The internal audit charter, budget and staffing.

         7. Meet periodically with the independent auditor, internal auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

         8. Report periodically to the Board of Directors on significant results of the foregoing activities.

         9. Instruct the independent auditor that the Board of Directors, as the members' representative, is the auditor's client.

V.       Continuous Activities - Re: Reporting Specific Policies

         1. Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

         2. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Institute and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

         3. Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Institute.

         4. Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

         5. Determine, as regards new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

         6. Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

         7. Inquire as to the auditor's views about how the Company's choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Company.

VI.      Scheduled Activities

         1. Recommend the selection of the independent auditor for approval by the Board of Directors, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

         2. Consider, in consultation with the independent auditor and the internal auditor the audit scope and plan of the independent auditor and the internal auditors.

         3. Review with management and the independent auditor the results of annual audits and related comments.

                  a. The independent auditor's audit of People's Bancshares, Inc. and subsidiaries' annual financial statements, accompanying footnotes and its report thereon.

                  b. Any significant changes required in the independent auditor's audit plans.

                  c. Any difficulties or disputes with management encountered during the course of the audit.

                  d. Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

         4. Review the results of the reviews of officers' expense accounts and management perquisites.

         5. Review annually with the independent auditor and the internal auditor the results of the monitoring of compliance with the Company's code of conduct.

         6. Describe in the Company's Annual Report and/or proxy statements the Committee's composition and responsibilities, and how they are discharged.

         7. Assure that the auditor's reasoning is described in accepting or questioning significant estimates by management.

         8. Review and update the Committee's Charter annually.

VII.     "When Necessary" Activities

         1. Review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

         2. Review and approve requests for any management consulting engagement to be performed by the Company's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.3. Review periodically with general counsel legal and regulatory matters that may have a material impact on People's Bancshares, Inc. and subsidiaries financial statements, compliance policies and programs.

         4. Conduct or authorize investigations into matters with the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

DETACH CARD                                                          DETACH CARD
                             [FRONT OF PROXY CARD]

                            PEOPLE'S BANCSHARES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of People's Bancshares, Inc. (the "Company") hereby appoints James K. Hunt, Donna L. Boulanger and Maureen A. Gregory, and any of them acting singly, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, on Tuesday, June 12, 2001 at Stoneforge Tavern & Publick House, 90 Paramount Drive, Raynham, Massachusetts, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

         The undersigned stockholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Company or by attending the Annual Meeting of Stockholders and voting in person.

         PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

         Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?

                              [BACK OF PROXY CARD]



[X] PLEASE MARK VOTES AS IN THIS
    EXAMPLE.

PEOPLE'S BANCSHARES, INC.

1. Election of Directors
   (01) B. Benjamin Cavallo
   (02) Terrence A. Gomes
   (03) Stanley D. Siskind


   FOR ALL NOMINEES               WITHHELD FROM ALL NOMINEES

         [ ]                                   [ ]

   [ ] ________________________________________________________
   For all nominees except as noted above.


2. To transact such other business as may properly come before the meeting or any adjournment thereof.


   Mark box at right if an address change or comment [ ] has been noted on the reverse side of this card.

   CONTROL NUMBER:





   RECORD DATE SHARES:

Please be sure to sign and date this Proxy.

The undersigned stockholder(s) authorize(s) the proxies to vote on the above matter as indicated and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.


______________________________________   _______________________________________
Stockholder Signature          Date      Co-owner Signature             Date